Exhibit 99.1
1stDibs Announces Completion of $25.2 million Share Repurchase Program

stdibs.com, Inc. (Nasdaq: DIBS), a leading marketplace for extraordinary design, today announced the successful completion of its share repurchase program in which the Company repurchased approximately 4.9 million shares at an average per share price of $5.12 for a total of $25.2 million. This total includes approximately 3.0 million shares repurchased from Insight Partners at an average price per share of $5.23 in a privately-negotiated transaction.

“We are pleased to announce the successful completion of our share repurchase program,” said David Rosenblatt, 1stDibs Chief Executive Officer. “By buying back shares at prices that reflect a significant discount both to the market and to our assessment of intrinsic value, we have enhanced shareholder value as we work towards achieving profitability. This share repurchase program reduced our outstanding share count while maintaining our strong cash position, situating us well for future growth.”

About 1stDibs:
1stDibs is a leading online marketplace for connecting design lovers with highly coveted sellers and makers of vintage, antique, and contemporary furniture, home décor, art, jewelry, watches and fashion.

Investor Relations Contact:
Kevin LaBuz, Head of Investor Relations & Corporate Development
investors@1stdibs.com

Media Contact:
Jennifer Miller
jennifer.miller@1stdibs.com

Forward-Looking Statements

This Press Release contains forward-looking statements within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical fact, included or incorporated by reference in this Press Release are forward-looking statements. These forward-looking statements may be identified by terms such as “accelerate,” “anticipate,” “believe,” “can,” “contemplate,” “continue,” “could,” “demand,” “estimate,” “expand,” “expect,” “focus,” “intend,” “may,” “might,” “objective,” “ongoing,” “opportunity,” “outlook,” “plan,” “potential,” “predict,” “progress,” “project,” “should,” “target,” “will,” “would,” or the negative of these terms, or other comparable terminology or similar expressions, although not all forward-looking statements may contain such terms. These forward-looking statements include, without limitation, statements regarding the share repurchase program’s effect on the Company’s future growth, and the Company’s work towards achieving profitability. These forward-looking statements are based on the Company’s current expectations and projections about future events and various assumptions, and are not a guarantee that the Company will actually achieve the results, objectives, intentions, or expectations disclosed in the forward-looking statements. These forward-looking statements involve a number of risks and uncertainties or other assumptions, many of which are beyond the Company’s control, that may cause actual results to differ materially from those expressed or implied by these